SECOND AMENDMENT TO
                          THE GREAT TRAIN STORE COMPANY
                         1994 DIRECTOR STOCK OPTION PLAN



        WHEREAS, The Great Train Store Company (the "Company") has heretofore adopted, and subsequently amended, The Great Train Store Company 1994 Director Stock Option Plan (the "Plan"), under which Plan shares of the Company's common stock, $0.01 par value per share (the "Common Stock") may be issued upon the exercise nonqualified stock options granted pursuant to and in accordance with the terms of the Plan; and,

        WHEREAS, Article VIII of the Plan empowers the Board of Directors to alter and amend the Plan; and,

        WHEREAS, in order to provide a continuing means of fulfilling the purpose of the Plan, the Board of Directors of the Company has authorized the amendment of the Plan to increase the number of shares of Common Stock issuable upon the exercise of options granted thereunder from 50,000 to 100,000, to increase the number of shares subject to the annual stock option award made to each non-employee director and to extend the term of such options awarded under the Plan, and resolved to present such amendment to the next Annual Meeting of Stockholders of the Company;

        NOW, THEREFORE, subject to the approval of the stockholders of the Company on or before September 30, 1997, the Plan be and hereby is amended as follows:

        1. The first sentence of Article II of the Plan is hereby deleted in its entirety, and the following substituted in lieu thereof to constitute the first sentence of said Article II from and after the effectiveness of this Amendment:

                "The aggregate number of shares which may be issued under the Plan may not exceed 100,000 shares of Company's Common Stock, $0.01 par value per share (the "Stock")."

        2. The first paragraph of Article III of the Plan is hereby deleted in its entirety, and the following substituted in lieu thereof to constitute the first paragraph of said Article III from and after the effectiveness of this
Amendment:

                "The Plan is intended to be a "formula award" plan under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Each director of the Company who is not otherwise an executive officer and employee of the Company shall receive on his or her first election as a director of the Company an option to purchase 5,000 shares of Stock at a per share Exercise Price equal to the Market Value Per Share of the Stock on the date such director was nominated for election. In each year subsequent to the year in which first elected, each person who is a director of the Company and not otherwise an executive officer and employee of the Company shall receive on the date of the Annual Meeting of the Stockholders of the Company an option to purchase 5000 shares of Stock at a per share Exercise Price equal to the Market Value Per Share of the Stock on the date of such award."



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        3.  Section  E of  Article  III of the  Plan is  hereby  deleted  in its entirety, and the following substituted in lieu thereof to constitute section E of said Article III from and after the effectiveness of this Amendment:

        E. Term. "The term of each option shall be for a period of ten years from the Grant Date specified in the Agreement. All options outstanding on the date the Plan terminates will remain outstanding and expire in accordance with the term specified in the Agreement."


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